Business Entity - Filing Acknowledgement

10/26/2023

Work Order Item Number:	W2023102501990-3242451
Filing Number:	20233583046
Filing Type:	Articles of Merger
Filing Date/Time:	10/25/2023 2:42:00 PM
Filing Page(s):	4

Indexed Entity Information:

Entity ID: E34550042023-0	Entity Name: Applied UV, Inc.
Entity Status: Active	Expiration Date: None

Commercial Registered Agent

VCORP SERVICES, LLC

701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR

Secretary of State

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DocuSign Envelope ID: AC98BFC5-0535-451D-858A-5478C734B3FF

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E34550042023-0
[signature]	Filing Number 20233583046
Secretary of State State Of Nevada	Filed On 10/25/2023 2:42:00 PM
	Number of Pages 4

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☒ Merger

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information: (Constituent, Acquired or Merging)

Entity Name: Applied UV, Inc.

Jurisdiction: Delaware — Entity Type*: Corporation

If more than one entity being acquired or merging please attach additional page.

2. Entity Information: (Resulting, Acquiring or Surviving)

Entity Name: Applied UV, Inc.

Jurisdiction: Nevada — Entity Type*: Corporation

3. Plan of Conversion, Exchange or Merger: (select one box)

☐ The entire plan of conversion, exchange or merger is attached to these articles.

☒ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

☐ The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only)

4. Approval: (If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:

Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☐ A. Owner's approval was not required from the:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☒ B. The plan was approved by the required consent of the owners of:
- ☒ Acquired/merging
- ☐ Acquiring/surviving

☐ C. Approval of plan of exchange/merger for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
- ☐ Acquired/merging
- ☐ Acquiring/surviving

Applied UV, Inc., a Delaware corporation
Name of acquired/merging entity

Name of acquiring/surviving entity

5. Effective Date and Time: (Optional)

Date: — Time:

(must not be later than 90 days after the certificate is filed)

* *corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

Page 1 of 4
Revised: 8/1/2023

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DocuSign Envelope ID: AC98BFC5-0535-451D-858A-5478C734B3FF

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☒ Merger

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.)	**Exchange/Merger:** Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) ☐ A. Owner's approval was not required from the: ☐ Acquired/merging ☐ Acquiring/surviving ☒ B. The plan was approved by the required consent of the owners of: ☐ Acquired/merging ☒ Acquiring/surviving ☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. ☐ Acquired/merging ☐ Acquiring/surviving Name of acquired/merging entity Applied UV, Inc., a Nevada corporation Name of acquiring/surviving entity
4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.)	**Exchange/Merger:** Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) ☐ A. Owner's approval was not required from the: ☐ Acquired/merging ☐ Acquiring/surviving ☐ B. The plan was approved by the required consent of the owners of: ☐ Acquired/merging ☐ Acquiring/surviving ☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. ☐ Acquired/merging ☐ Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity

* *corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

Page 2 of 4
Revised: 8/1/2023

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DocuSign Envelope ID: AC98BFC5-0535-451D-858A-5478C734B3FF

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 91A.205

6.Forwarding Address for Service of Process: (Conversion and Mergers only, if resulting/surviving entity is foreign)	Name: Country: Care of: Address: City: State: Zip/Postal Code:
7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) **	
	** Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.
8. Declaration: (Exchange and Merger only)	**Exchange:** ☐ The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200). **Merger:** (Select one box) ☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200). ☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).
9. Signature Statement: (Required)	☐ **Conversion:** A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity. Signatures - must be signed by: 1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87). 2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. Name of constituent entity

Form will be returned if unsigned.
This form must be accompanied by appropriate fees.

Page 3 of 4
Revised: 8/1/2023

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DocuSign Envelope ID: AC98BFC5-0535-451D-858A-5478C734B3FF
FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 91A.205

9. Signature Statement Continued: (Required)

☐ **Exchange:**

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230)

Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

☒ **Merger:**

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230).

The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

10. Signature(s): (Required)

Applied UV, Inc., a Delaware corporation

Name of merging entity

X DocuSigned by: Max Munn DBE32DD89E1A4AC...

Signature (Exchange/Merger) | CEO (Title) | 10/23/2023 (Date)

If more than one entity being acquired or merging please attach additional page of informaiton and signatures.

Applied UV, Inc., a Nevada corporation

Name of surviving entity

X DocuSigned by: Max Munn DBE32DD89E1A4AC...

Signature (Exchange/Merger) | President (Title) | 10/23/2023 (Date)

X ______________________

Signature of Constituent Entity (Conversion) | Title | Date

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Form will be returned if unsigned.
This form must be accompanied by appropriate fees.

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Revised: 8/1/2023

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